--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------




                      HOSPITALITY WORLDWIDE SERVICES, INC.
                              HWS ACQUISITION CORP.
                     BEKINS DISTRIBUTION SERVICES CO., INC.
                                     AND THE
                    STOCKHOLDERS LISTED ON SCHEDULE I HERETO








                              As of January 1, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


ARTICLE I   TRANSACTIONS AND TERMS OF THE MERGER; EXCHANGE OF
            SHARES............................................................1
         Section 1.1    Merger................................................1
         Section 1.2    Time and Place of Closing.............................2
         Section 1.3    Effective Time........................................2
         Section 1.4    Charter...............................................2
         Section 1.5    Bylaws................................................2
         Section 1.6    Directors and Officers................................2
         Section 1.7    Conversion of Shares..................................2
         Section 1.8    Purchase Price Adjustment.............................4
         Section 1.9    Make Whole Adjustment.................................5
         Section 1.10   Exchange Procedures...................................7
         Section 1.11   Rights of Former Stockholders of Bekins...............7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF BEKINS..........................8
         Section 2.1    Corporate Existence...................................8
         Section 2.2    Authorization; Validity...............................8
         Section 2.3    No Breach of Statute or Contract......................9
         Section 2.4    Subsidiaries.........................................10
         Section 2.5    Capitalization.......................................10
         Section 2.6    Financial Statements.................................10
         Section 2.7    Absence of Certain Changes or Events.................11
         Section 2.8    Liabilities..........................................12
         Section 2.9    Taxes................................................12
         Section 2.10   Proprietary Rights...................................13
         Section 2.11   Insurance............................................14
         Section 2.12   Litigation...........................................14
         Section 2.13   Compliance with Laws.................................14
         Section 2.14   Brokers..............................................15
         Section 2.15   Employee Benefit Plans...............................15
         Section 2.16   Labor Matters........................................19
         Section 2.17   Environmental Matters................................19
         Section 2.18   Illegal Payments.....................................20
         Section 2.19   Business Relationships...............................20
         Section 2.20   Suppliers and Customers..............................21
         Section 2.21   Restrictive Documents or Laws........................21
         Section 2.22   Properties...........................................21
         Section 2.23   Contracts and Commitments............................22
         Section 2.24   Accounts Receivable..................................23
         Section 2.25   Officers, Employees and Compensation.................23
         Section 2.26   Banks; Safe Deposit Boxes............................24
         Section 2.27   Books of Account; Records............................24
         Section 2.28   Credit Terms.........................................24
         Section 2.29   Closing Date Effect..................................24
         Section 2.30   Complete Disclosure..................................24

                           --------------------------

                                                                            Page
                                                                            ----

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS........................25
         Section 3.1    Shares...............................................25
         Section 3.2    Authority Relative to and Validity of
                        this Agreement.......................................25
         Section 3.3    Brokers..............................................25
         Section 3.4    Seller's Addresses, Access to
                        Information, Experience, Etc.........................26
         Section 3.5    Purchase Entirely for Own Account....................26
         Section 3.6    Restricted Securities................................26
         Section 3.7    Legends..............................................27
         Section 3.8    Taxes................................................28
         Section 3.9    Negative Assurance...................................28
         Section 3.11   Complete Disclosure..................................29
         Section 3.12   Capitalization.......................................29


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND
           ACQUISITION CORP..................................................29
         Section 4.1    Corporate Existence..................................29
         Section 4.2    Authorization; Validity..............................29
         Section 4.3    Capitalization.......................................30
         Section 4.4    Litigation...........................................30
         Section 4.5    No Breach of Statute or Contract.....................31
         Section 4.6    Investment...........................................31
         Section 4.7    SEC Reports and Financial Statements.................31
         Section 4.8    Absence of Undisclosed Liabilities...................32
         Section 4.9    Brokers..............................................32
         Section 4.10   Complete Disclosure..................................32
         Section 4.11   No Transactions......................................33
         Section 4.12   Formation and Authority of Acquisition
                        Corp.................................................33
         Section 4.13   Filings..............................................33

ARTICLE V  COVENANTS.........................................................34
         Section 5.1    Covenant Against Disclosure..........................34
         Section 5.2    Covenant Against Hiring..............................34
         Section 5.3    Injunctive Relief....................................34
         Section 5.4    Transition of Customers..............................35
         Section 5.5    Severability.........................................35
         Section 5.6    Further Assurances...................................35
         Section 5.7    S Corporation Tax Returns............................35
         Section 5.8    Announcements........................................35
         Section 5.9    Consents.............................................36
         Section 5.10   Certain Tax Deductions...............................36

                           --------------------------

                                                                            Page
                                                                            ----

ARTICLE VI  CLOSING..........................................................36
         Section 6.1    Deliveries by Sellers................................36
         Section 6.2    Deliveries by Buyer and Acquisition
                        Corp.................................................37

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS..............................38
         Section 7.1    Conditions to Obligations of Buyer and
                        Acquisition Corp.....................................38
         Section 7.2    Conditions to Obligations of Sellers and
                        Bekins...............................................39

ARTICLE VIII  INDEMNIFICATION................................................40
         Section 8.1    Survival of Representations, Warranties
                        and Agreements.......................................40
         Section 8.2    Indemnification......................................41
         Section 8.3    Limitations on Indemnification.......................42
         Section 8.4    Procedure for Indemnification with
                        Respect to Third-Party Claims........................43
         Section 8.5    Procedure For Indemnification with
                        Respect to Non-Third-Party Claims....................44

ARTICLE IX  MISCELLANEOUS PROVISIONS.........................................45
         Section 9.1    Notices..............................................45
         Section 9.2    Entire Agreement.....................................45
         Section 9.3    Binding Effect; Assignment...........................45
         Section 9.4    Captions.............................................46
         Section 9.5    Expenses of Transaction..............................46
         Section 9.6    Waiver; Consent......................................46
         Section 9.7    No Third Party Beneficiaries.........................46
         Section 9.8    Counterparts.........................................47
         Section 9.9    Gender...............................................47
         Section 9.10   Governing Law........................................47
         Section 9.11   Arbitration..........................................47

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                  THIS AGREEMENT AND PLAN OF MERGER dated as of January 1, 1998, is by and among Bekins Distribution Services Co., Inc., a Delaware corporation ("Bekins"), each of the stockholders listed on Schedule I hereto (each a "Seller" and collectively, "Sellers"), Hospitality Worldwide Services, Inc., a New York corporation ("Buyer") and HWS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition Corp.").

                              W I T N E S S E T H:

                                    PREAMBLE

                  The Boards of Directors of Bekins, Buyer and Acquisition Corp. are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Bekins by Buyer pursuant to a merger whereby Acquisition Corp. merges with and into Bekins. At the effective time of the Merger (as hereinafter defined), the outstanding shares of the capital stock of Bekins, $1.00 par value per share (the "Bekins Common Stock") shall be converted into the right to receive shares of Common Stock, $ .01 par value per share, of Buyer (the "HWS Common Stock"). As a result, Sellers shall become shareholders of Buyer and Bekins shall continue to conduct its business and operations as a wholly-owned subsidiary of Buyer.

                  The transactions described in this Agreement have been approved by Sellers, who constitute all of the stockholders of Bekins and are subject to obtaining certain regulatory approvals, and the satisfaction of certain other conditions described in this Agreement.

                  It is the intention of the parties to this Agreement that the Merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE I
            TRANSACTIONS AND TERMS OF THE MERGER; EXCHANGE OF SHARES

                  Section 1.1  MERGER.  Subject to the terms and conditions
of this Agreement, at the Effective Time (as hereinafter defined),
Acquisition Corp. shall be merged with and into Bekins in
accordance with the provisions of Section 251 of the Delaware General Corporation Law (the "DGCL") and with the effect provided in Sections 259 and 261 of the DGCL (the "Merger"). Bekins shall be the surviving corporation of the Merger (the "Surviving Corporation"), shall become a wholly-owned subsidiary of Buyer and shall continue to be governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Bekins, Buyer and Acquisition Corp. and approved by each Seller.

                  Section 1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place on the date that the Effective Time occurs but in no event later than, or at such other time as the parties, acting through their authorized officers, may mutually agree (the date on which such closing occurs being hereinafter referred to as the "Closing Date"). The Closing shall be held at the office of Buyer's counsel, Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022-1170.

                  Section 1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger (the "Certificate of Merger") shall become effective with the Secretary of State of the State of Delaware (the "Effective Time").

                  Section 1.4 CHARTER. The Certificate of Incorporation of Acquisition Corp. in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed, except that the name shall be changed to "Bekins Distribution Services Co., Inc."

                  Section 1.5 BYLAWS. The Bylaws of Acquisition Corp. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                  Section 1.6 DIRECTORS AND OFFICERS. The directors and officers of Acquisition Corp. in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the respective directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                  Section 1.7 CONVERSION OF SHARES. Subject to the provisions of this Section 1.7 through Section 1.9 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of Bekins, Buyer, Acquisition Corp. or the stockholders of any of the foregoing, the shares of the constituent corporations to the Merger shall be converted as follows:

                  (a) Each share of HWS Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Common Stock of Acquisition Corp. issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) (i) All of the shares of Bekins Common Stock issued and outstanding at the Effective Time (the "Shares") shall cease to be outstanding and shall be converted into shares of HWS Common Stock (the "Payment Shares") having an aggregate value of $6.171 million (the "Purchase Price"). The Payment Shares shall be issued and delivered by Buyer to each Seller in such amount set forth next to each such Seller's name on Schedule I hereto in accordance with the procedure set forth in Section 1.10 hereof.

                  (ii) Of the Payment Shares, a number of shares having an aggregate value of $6.071 million shall be delivered pro rata to each Seller in accordance with the procedures set forth in Section 1.10 hereof.

                  (iii) The remaining Payment Shares (the "Escrow Shares") shall be delivered to Olshan Grundman Frome & Rosenzweig LLP as escrow agent (the "Escrow Agent") to be held in escrow in accordance with the terms of this Agreement and the escrow agreement to be entered into among the Escrow Agent, Sellers and Buyer substantially in the form attached as Annex A hereto (the "Escrow Agreement"). The Escrow Shares shall be released no later than five days after the completion of an audit by Arthur Andersen LLP, Buyer's independent auditors, of a balance Sheet dated the Closing Date, which audit shall be completed no later than sixty (60) days after the Closing Date, provided that on such audited Closing Date balance sheet (the "Audited Balance Sheet"), Bekins has Net Working Capital (as hereinafter defined) equal to or greater than $1.5 million. Such audit shall be prepared as of the Closing Date on a basis consistent with the policies and procedures set forth on Exhibit B hereto. If on the Audited Balance Sheet Bekins does not have Net Working Capital equal to or greater than $1.5 million, that number of Escrow Shares as are required to reduce the Purchase Price pursuant to
         Section 1.8 hereof shall be delivered to Buyer to be returned to treasury and the remaining Escrow Shares, if any, shall be delivered pro rata to each Seller who has surrendered his Shares in accordance with the procedures set forth in Section 1.10 hereof no later than five days after the completion of such audit. In no event shall Sellers be entitled to receive shares of HWS Common Stock in excess of the number of shares of HWS Common Stock delivered to the Escrow Agent. Each of the parties hereto hereby agrees to provide notice to the Escrow

         Agent in the form attached hereto as Exhibit A instructing the Escrow Agent to release such number of Escrow Shares to Buyer and Sellers as determined in accordance with this Section 1.7(c)(iii). Such notice may be provided on behalf of each Seller by Wayne L. Smith II as its representative.

                  (iv) For purposes of this Section 1.7 and for determining the number of Payment Shares issuable in payment of the Purchase Price on the Closing Date, the value of each Payment Share shall be equal to the average of the closing sale price of a share of HWS Common Stock on the American Stock Exchange, or Buyer's then principal trading market, for the 20 consecutive trading days ending two trading days prior to the Closing Date (such average closing sale price, the "Closing Date Average Price"). For purposes of determining the number of Escrow Shares to be released to Buyer or Sellers, the value of each Escrow Share shall be equal to the Closing Date Average Price. No fractional Payment Shares shall be issued, but any Seller entitled thereto shall receive a full Payment Share.

                  Section 1.8 PURCHASE PRICE ADJUSTMENT. In the event that Net Working Capital on the Audited Balance Sheet is less than $1.5 million, the Purchase Price will be reduced on a dollar-for-dollar basis by the amount by which Net Working Capital on the Audited Balance Sheet is less than $1.5 million. For the purposes of this Section 1.8, "Net Working Capital" shall mean
(i) total current assets plus (ii) the net amount of all debt repayments made by Bekins after September 30, 1997 to and including the Closing Date (excluding the portion of such net repayments in excess of $.7 million) plus (iii) $50,000 less
(iv) current liabilities other than current debt (which shall include a reserve of $100,000 in respect of the Las Vegas labor claim referenced in Schedule 2.12 hereto), as such current assets and liabilities are reflected on the Audited Balance Sheet. The net amount of debt repayments is the total amount of debt repayments during the specified period less the total amount of borrowings during the period by Bekins under its revolving credit facility with NationsBank N.A. ("NationsBank") as reflected on Bekins' books and records. In the event Sellers disagree with the calculation of Net Working Capital on the Audited Balance Sheet, Sellers shall, within thirty (30) days of receipt of the Escrow Shares, so object to Buyer in writing, setting forth a specific description of the nature of the objection and the number of Escrow Shares Sellers believe should have been released to them. For purposes of the preceding sentence, Wayne
L. Smith II may give such notice on behalf of each Seller. If no objection is received by Buyer on or before the last day of such thirty (30) day period, then the number of Escrow Shares calculated by Buyer shall be final. If an objection has been made and Buyer and Sellers are unable to resolve all of their disagreements with respect thereto within fifteen (15) days following delivery of Sellers' objection, the dispute shall be submitted to arbitration as provided in Section 9.11 hereof. The arbitrator shall be instructed to deliver his or her determination of the dispute to the parties no later than thirty (30) days after the arbitration hearing. Buyer shall provide to Sellers and their accountants full access to all relevant books, records and work papers (including working papers of Arthur Andersen LLP) utilized in calculating the number of Escrow Shares to be delivered to Sellers from escrow.

                  Section 1.9 MAKE WHOLE ADJUSTMENT. (a) In the event that the average closing price of a share of HWS Common Stock during the 20 trading day period ending two trading days prior to the one year anniversary of the Closing Date (such average closing sale price, the "Anniversary Date Average Price") is less than 85% of the Closing Date Average Price, Buyer shall issue pro rata to Sellers a number of additional shares of HWS Common Stock (the "Make Whole Shares") to each Seller that holds any Payment Shares on the one year anniversary of the Closing Date. The number of Make Whole Shares to be issued to Sellers shall be equal to (i) 85% of the Purchase Price less (x) the number of Payment Shares delivered to Sellers multiplied by (y) the Anniversary Date Average Price divided by (ii) the Anniversary Date Average Price. The Make Whole Shares, if any, shall be delivered to Sellers ten days after the one year anniversary of Closing Date.

                  (b) Buyer's obligation to issue the Make Whole Shares shall be absolute, non-contingent and irrevocable, independent of all other legal relationships among the parties to this Agreement and is not subject to any right of set-off or other reduction of any kind, whether for any claim of any kind whatsoever, liability, damage, loss, expense, cause of action or otherwise.

                  (c) If Buyer shall at any time during the period from the Closing Date to the one year anniversary of the Closing Date subdivide the outstanding HWS Common Stock into a greater number of shares or consolidate the outstanding HWS Common Stock into a smaller number of shares (any such event being called a "HWS Stock Reorganization"), then the number of Make Whole Shares to be issued shall be adjusted to a number determined by multiplying the number of Make Whole Shares that would have been issued pursuant to the foregoing formula by a fraction, the numerator of which shall be the number of shares of HWS Common Stock outstanding after giving effect to such HWS Stock Reorganization and the denominator of which shall be the number of shares of HWS Common Stock outstanding immediately before such HWS Stock Reorganization.

                  (d) (A) If (i) Buyer agrees to merge or consolidate with another entity and Buyer is not the surviving entity upon consummation of the merger or consolidation (the date of such consummation being the "Transaction Date"), (ii) the Transaction Date occurs on or before the last day upon which the Make Whole Shares could by delivered under
         Section 1.9(a)
         hereof and the Make Whole Shares have not been issued and delivered to Sellers and (iii) the value two trading days before the Transaction Date of the consideration per share of HWS Common Stock to be received by shareholders of Buyer, determined by the Buyer's board of directors acting in good faith (the "Consideration Value") in such merger or consolidation is not equal to or greater then 85% of the Closing Date Average Price, then on the Transaction Date immediately prior to the consummation of the merger or consolidation, Buyer shall deliver to each Seller for each share of HWS Common Stock originally issued at the closing hereunder and held by such Seller on the Transaction Date (before the consummation of the merger or consolidation) either (x) an amount of cash equal to the difference between 85% of the Closing Date Average Price and the Consideration Value or (y) shares of HWS Common Stock having a value equal to the difference between 85% of the Closing Date Average Price and the Consideration Value, with such value determined based upon the average closing price of a share of HWS Common Stock during the 20 trading days ending two trading days prior to the Transaction Date.

                  (B) If (i) on or before the last date upon which the Make Whole Shares could be delivered under Section 1.9(a) hereof (provided that no Make Whole Shares have been issued and delivered to Sellers), Buyer concludes a transaction required to be reported under Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (the "13(e) Transaction") and as a result of such transaction Buyer has fewer than 750 holders (including persons whose shares are held in street name) of HWS Common Stock at the conclusion of the 13(e) Transaction and (ii) the average closing price of a share of HWS Common Stock on the 20 trading days ending two trading days prior to the last day upon which shareholders of Buyer could tender shares of HWS Common Stock in the 13(e) Transaction (the "13(e) Transaction Date Average Price") is less than 85% of the Closing Date Average Price, on the date Buyer distributes the consideration for the shares of HWS Common Stock tendered and accepted in the 13(e) Transaction, Buyer shall pay to each Seller who tendered shares of HWS Common Stock originally issued on the Closing Date that the Buyer accepted in the 13(e) Transaction an amount of cash per tendered and accepted share equal to the difference between 85% of the Closing Date Average Price and the 13(e) Transaction Date Average Price, provided that Buyer shall also pay to such Sellers the consideration per tendered and accepted share of HWS Common Stock paid in the 13(e) Transaction to tendering shareholders for shares of HWS Common Stock accepted by the Buyer.

                  (c) Upon payment of the amounts provided in Section 1.9(d)(A), Buyer and its successors and assigns shall have no further obligation to issue the Make Whole Shares under Section 1.9(a). Upon payment of the amounts provided in Section 1.9(d)(B), Buyer shall have no further obligation to issue the Make Whole Shares under Section 1.9(a) to Sellers with respect to tendered shares that the Buyer accepted, but Buyer shall remain obligated to issue the Make Whole Shares under
         Section 1.9(a) with respect to all shares of HWS Common Stock that were originally issued on the Closing Date and remain issued and outstanding and owned by Sellers on the first anniversary date of the Closing Date.

                  (e) If, on or before the last date upon which the Make Whole Shares could be delivered under Section 1.9(a) hereof, Buyer concludes a recapitalization, capital reorganization or other similar transaction and as a result shares of HWS Common Stock are exchanged, converted, reclassified or otherwise changed, in whole or in part, into one or more classes of other shares or equity securities of Buyer (or securities convertible into shares or other equity securities of Buyer), such shares, other equity securities or convertible securities received by Sellers shall be subject to the terms of this Section 1.9, and Buyer's board of directors, acting in good faith, shall take such actions as may reasonably be necessary to assure that the Sellers receive, with respect to such shares, other equity securities or convertible securities, the full economic benefit intended by this Section 1.9 with respect to the HWS Common Stock received by Sellers on the Closing Date.

                  (f) The Anniversary Date Average Price, the 13(e) Transaction Date Average Price, and the value of HWS Common Stock for the purposes of clause
(y) of Section 1.9(d)(A) shall be determined in the same manner that the Closing Date Average Price is determined under Section 1.7(c)(iv) hereof.

                  Section 1.10 EXCHANGE PROCEDURES. At the Closing, each holder of shares of Bekins Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to Buyer and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 1.7(c) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 1.11 of this Agreement. The certificate or certificates of Bekins Common Stock so surrendered shall be duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank.

                  Section 1.11 RIGHTS OF FORMER STOCKHOLDERS OF BEKINS. At the Effective Time, the stock transfer book of Bekins shall be closed as to holders of Bekins Common Stock immediately prior to the Effective Time and no transfer of Bekins Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.10 of this Agreement, each certificate theretofore representing shares of Bekins Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 1.7(c) and 1.9 of this Agreement in exchange therefor, subject, however, to Bekins' obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Bekins in respect of such shares of Bekins Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Buyer on the HWS Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all HWS Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of HWS Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Bekins Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 1.10 of this Agreement. However, upon surrender of such certificate, both the HWS Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

               ARTICLE II REPRESENTATIONS AND WARRANTIES OF BEKINS

                  Bekins represents and warrants to Buyer and Acquisition Corp. that:

                  SECTION 2.1 CORPORATE EXISTENCE. Bekins is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own, operate or lease its properties and to carry on its businesses as now being conducted. Complete and correct copies of the Certificate of Incorporation of Bekins and all amendments thereto, certified by the Secretary of State of Delaware and of the By-Laws of Bekins and all amendments thereto, certified by the Secretary of Bekins, have been heretofore delivered to Buyer and Acquisition Corp. As a result of the business conducted by Bekins or the character or location of its properties, Bekins is duly qualified to do business and in good standing in those jurisdictions listed on Schedule 2.1 hereto, which are the only jurisdictions where the nature of the business conducted by it or the character or location of its properties requires such qualification.

                  SECTION 2.2 AUTHORIZATION; VALIDITY. Bekins has all requisite corporate power and authority to enter into this

Agreement, the Employment Agreements to be entered into by and between Bekins and each of Stanley A. Eisen, Daniel A. Field, Daniel P. Kelly and Russell J. Sainz substantially in the forms of Annex B, C, D and E hereto, respectively (the "Employment Agreements"), perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby without the approval of any third party except as listed on Schedule 2.2 hereto. All necessary corporate action has been taken by Bekins with respect to the execution, delivery and performance of this Agreement and the Employment Agreements and the consummation of the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Agreements by Bekins and the performance by Bekins of its obligations hereunder and thereunder has been duly authorized by its Board of Directors and no further authorization on the part of Bekins is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement and the Employment Agreements. Except as set forth on Schedule 2.2 hereto, there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Bekins to execute and deliver this Agreement and the Employment Agreements, and to consummate the transactions contemplated hereunder and thereunder and no action, waiver or consent by any foreign, Federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make each of this Agreement and the Employment Agreements a valid instrument binding upon Bekins in accordance with its terms. This Agreement has been duly executed and delivered by Bekins and constitutes, and the Employment Agreements, when executed and delivered by Bekins in accordance with their terms will constitute, legal, valid and binding obligations of Bekins, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

                  SECTION 2.3 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of any of this Agreement or the Employment Agreements nor the consummation by Bekins or any Seller of the transactions contemplated hereby and thereby, nor compliance by Bekins or any Seller with any of the provisions hereof or thereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or Governmental Authority applicable to Bekins or any of its properties; breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or By-Laws of Bekins; or, except as provided on Schedule 2.3 hereto, violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Bekins or any

Seller is a party or by which Bekins or any Seller is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of Bekins' properties or the Shares.

                  SECTION 2.4 SUBSIDIARIES. Bekins has no subsidiaries or equity investments in any other corporation, association, partnership, joint venture or other entity except as listed on Schedule 2.4 hereto.

                  SECTION 2.5 CAPITALIZATION. Bekins authorized capital stock consists of 2,000 shares of Bekins Common Stock of which 988.72 shares are issued and outstanding. No shares of Bekins capital stock are owned directly or indirectly by Bekins. All issued and outstanding shares of Bekins capital stock are duly authorized and issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of Bekins capital stock including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments. There are no voting trusts or other agreements or understandings of any kind with respect to Bekins outstanding capital stock.

                  SECTION 2.6 FINANCIAL STATEMENTS. The following financial statements, together with the notes thereto, reviewed by Deloitte & Touche LLP, independent public accountants, have been previously delivered to Buyer and Acquisition Corp. (collectively the "Financial Statements"):

                  (i) balance sheets of Bekins as of September 30, 1997, 1996 and 1995 (the "Balance Sheets");

                  (ii) statements of income and retained earnings of Bekins for the 12 month periods ended September 30, 1997, 1996 and 1995 (the "Income Statements"); and

                  (iii) statements of cash flows of Bekins for the 12 month periods ended September 30, 1997, 1996 and 1995 (the "Cash Flow Statements").

                  The Financial Statements and notes thereto fairly present in all material respects the financial condition, results of operations and cash flows of Bekins as of the dates thereof with respect to the Balance Sheets and as to the periods then ended with respect to the Income Statements and Cash Flow Statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. Except as disclosed on

Schedule 2.6 hereto, Bekins had at September 30, 1997 no liability or obligation of any kind or manner, either liquidated, unliquidated, direct, accrued, absolute, contingent or otherwise, whether due or to become due, except as incurred in the ordinary course of business, which were required to be reflected by GAAP in the Financial Statements and which were not accurately reflected in the Financial Statements. Bekins' EBITDA (as hereinafter defined) for the 12 months ended September 30, 1997 was at least $1.7 million (after adding back consulting fees paid to Bush-O'Donnell and Wayne L. Smith II totalling an aggregate of $180,000). For purposes of this Agreement, "EBITDA" shall mean earnings before interest, income taxes, depreciation and amortization.

                  SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on Schedule 2.7 hereto, since September 30, 1997 there has not been with respect to Bekins:

                  (a) Any change in its business operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, prospects or condition (financial or otherwise), or combination thereof (collectively, the "Business") which reasonably could be expected to have a material adverse effect on the Business as presently conducted, properties, assets, liabilities, financial condition or operations of Bekins (a "Material Adverse Effect").

                  (b) Other than in the usual and ordinary course of business, any increase in amounts payable by Bekins to or for the benefit of or committed to be paid by Bekins to or for the benefit of any officer, director, stockholder, consultant, agent or employee of Bekins, in any capacity, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

                  (c) Any transaction entered into or carried out other than in the ordinary and usual course of its business including, without limitation, any transaction resulting in the incurrence of liabilities or obligations;

                  (d) Any material change made in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

                  (e) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any of its properties which will not be discharged prior to the Closing Date except for financing statements filed by personal property lessors as a matter of notification only or liens for taxes, assessments, governmental charges or levies that are not yet due and payable, liens with respect to the non-material claims of landlords, carriers, contractors, materialmen, repairmen, mechanics and similar persons, any liens or imperfections of title which are matters of record and that individually or in the aggregate do not prevent the occupancy and use of the property owned by Bekins in Orlando, Florida, any encroachments or other facts or conditions that would be revealed by an accurate survey of the Orlando, Florida property, any existing applicable building and zoning ordinances, liens held by Bekins' bank lenders and liens held by Aetna Casualty and Surety Company ("Aetna") to secure bonds issued on behalf of Bekins (collectively, "Permitted Liens");

                  (f) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of its properties, assets, individually or in the aggregate, in excess of $15,000 or any agreements to provide services for consideration greater than $50,000.

                  (g) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets, individually or in the aggregate, in excess of $50,000.

                  (h) Any  modification,  waiver,  change,  amendment,  release, rescission or termination of, or accord and satisfaction with respect to any material term, condition or provision of any contract, agreement, license or other instrument to which Bekins is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

                  (i) Any declaration of, or dividend or other distribution to Bekins' stockholders, purchase, redemption or reclassification of any of Bekins' capital stock or stock split, stock dividend, exchange or recapitalization or execution of any agreement in respect of the foregoing; or

                  (j) Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Business.

                  SECTION 2.8 LIABILITIES. Except as reflected on the balance sheet of Bekins as of September 30, 1997 or set forth on Schedule 2.8 hereto, Bekins has no material liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due).

                  SECTION 2.9 TAXES. Except as set forth on Schedule 2.9 hereto:

                  (a) Bekins has duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it as of the Closing Date, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports have been fully paid for all periods prior to December 31, 1997 or will be timely paid;

                  (b)  Schedule  2.9 hereto  sets forth the dates and results of any and all audits of federal, state, local and foreign tax returns of Bekins performed by federal, state, local or foreign taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal, state, local or foreign tax audit of Bekins and no agreement with any federal, state, local or foreign tax authority that may affect the subsequent tax liabilities of Bekins;

                  (c) Bekins has no liabilities for state or federal taxes based on income other than as reflected on the Financial Statements or arising in the ordinary course of business since September 30, 1997 and no federal, state, local or foreign tax authority is now asserting or threatening to assert any deficiency or assessment for additional taxes with respect to Bekins; and

                  (d) Without limiting the foregoing, (i) the books and records of Bekins include adequate provision (in accordance with GAAP) for all taxes, assessments, fees, penalties and governmental charges that have been or may, in the future, be assessed against Bekins for all periods ending on or prior to the Closing Date (without giving effect to the termination of Bekins' status as an S corporation on the Closing Date), and (ii) Bekins is not as of the Closing Date, and will not be as of the Closing Date, liable for taxes, assessments, fees or governmental charges for which Bekins has not made adequate provision on its books and records (without giving effect to the termination of Bekins' status as an S corporation on the Closing Date).

                  Section 2.10 PROPRIETARY RIGHTS. Schedule 2.10 hereto sets forth all patents, inventions, trade secrets, processes, proprietary rights, proprietary knowledge, know-how, computer software, trademarks, names, service marks, trade names, copyrights, symbols, logos, franchises and permits of Bekins and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which Bekins owns or has the right to use or to which Bekins is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (collectively, the "Proprietary Rights"). Except as set forth on Schedule 2.10 hereto, Bekins is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever. The Business as conducted prior to the Closing Date was not, is not and will not be in contravention of any patent, trademark, copyright or other Proprietary Right of any third party.

Except as set forth on Schedule 2.10 hereto, none of the Proprietary Rights has been hypothecated, sold, assigned or licensed by Bekins or any other person, corporation, firm or other legal entity and none of the Proprietary Rights infringe upon or violate the rights of any person, firm, corporation, or other legal entity. Bekins has not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies that Bekins uses, licenses or sells; there is not pending or threatened any claim to sell, engage in or employ any such product, process, method or operation.

                  SECTION 2.11 INSURANCE. Schedule 2.11 hereto lists all policies of life, casualty, liability and other forms hereto of insurance owned or held by Bekins, true and complete copies of which have been heretofore delivered to Buyer, and all such policies are currently in full force and effect. Bekins has not received any notice from any insurer thereunder with respect to the cancellation of any such insurance. All premiums due and payable on such policies have been paid. Other than with respect to customary deductible amounts, Bekins is not a co-insurer under any term of any insurance policy. Bekins will use its best efforts to keep such policies duly in force with all premiums paid through a date not less than 10 days after the Closing Date.

                  SECTION 2.12 LITIGATION. Except as set forth on Schedule 2.12 hereto, there are no claims, actions, suits or proceedings pending or threatened against or affecting Bekins (or any officer or director of Bekins) or any of Bekins' properties, before any federal, state, local or foreign court or other governmental body. Bekins is not subject to or in default with respect to any judgment, order, writ, injunction or decree or any governmental restriction.

                  SECTION 2.13 COMPLIANCE WITH LAWS.

                  (a) Bekins is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to it and has no notice or knowledge of any violations, whether actual, claimed or alleged, thereof.

                  (b) Schedule 2.13(b) hereto lists all franchises, licenses, permits, consents, authorizations, approvals and certificates of any Governmental Authority or body used in conducting the Business (collectively, the "Permits"). Each of the Permits is currently valid and in full force and effect and the Permits constitute all franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body necessary to the conduct of the Business. Bekins is not in violation of any of the Permits and there is no pending or threatened proceeding which could result in the revocation or cancellation of, or inability of Bekins to renew, any Permit.

                  SECTION 2.14 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Sellers and Bekins in such a manner as not to give rise to any claim against Buyer, Acquisition Corp., Sellers or Bekins for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  SECTION 2.15  EMPLOYEE  BENEFIT  PLANS.  Schedule  2.15 hereto comprises a listing of each bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, liability, insurance, incentive, deferred compensation, and other similar fringe or employee benefit plans, programs or arrangements for the benefit of or relating to, any employee of, or independent contractor or consultant to, and all other compensation practices, policies, terms or conditions, whether written or unwritten (the "Employee Plans") which Bekins presently maintains, to which Bekins presently contributes or under which Bekins has any liability and which relate to employees or independent contractors of Bekins. The Employee Plans administered by Bekins have been administered in all material respects in accordance with all requirements of applicable law and terms of each such plan. Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority and, to the best of Bekins' or Sellers' knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval. All contributions (including premiums) in material amounts required by law or contract to have been made or accrued by Bekins under or with respect to any Employee Plan have been paid or accrued by Bekins, as the case may be. Without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan. Bekins has not received notice of any investigation, litigation or other enforcement action against Bekins with respect to any of the Employee Plans. There are no pending actions, suits or claims by former or present employees of Bekins (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

                  (a) Each  "employee  pension  benefit  plan,"  as  defined  in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Bekins or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Bekins ("ERISA Affiliate") under section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") or to which Bekins or any ERISA Affiliate contributed or is obligated to contribute thereunder (the "Pension Plans"), is listed on Schedule 2.15(a). All such plans that are intended to qualify under section 401 ET SEQ. of the Code do so qualify, the trusts maintained pursuant thereto (the "Pension Trusts") that are intended to be exempt from federal income taxation under section 501 of the Code are so exempt, and Bekins has received a determination letter from the Internal Revenue Service (the "IRS") with respect to each such Pension Plan and each such Pension Trust to the effect that such Pension Plan is qualified and such Pension Trust is exempt. No such determination letter has been revoked, no revocation has been threatened and nothing has occurred with respect to the operation of any Pension Plan that could reasonably be expected to cause such revocation. Except as described on Schedule 2.15(a), none of the Pension Plans or Pension Trusts have been amended since the effective date of each respective determination letter.

                  (b) Each  "employee  welfare  benefit  plan,"  as  defined  in section 3(1) of ERISA, each other employee benefit arrangement or payroll practice, including, without limitation, all severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance, and scholarship plans or programs maintained by Bekins or to which Bekins contributed or is obligated to contribute thereunder (all such plans being hereinafter referred to as the "Employee Benefit Plans") and each trust maintained pursuant to an Employee Benefit Plan (the "Benefit Trusts") is listed on Schedule 2.15(b). Bekins has received a determination letter from the IRS with respect to each Employee Benefit Trust that is intended to be exempt from federal taxation under section 501 of the Code. No such determination letter has been revoked, no revocation has been threatened, and nothing has occurred with respect to the operation of any Employee Benefit Trust that could reasonably be expected to cause such revocation. Except as described on Schedule 2.15(b), none of the Employee Benefit Trusts have been amended since the effective date of each respective determination letter.

                  (c) Bekins has delivered to Buyer (i) a true, correct, and complete copy of each Pension Plan, including copies of all amendments made since the most recent favorable determination letter, or Employee Benefit Plan, or, in the case of any unwritten Employee Benefit Plan, descriptions thereof;
(ii) copies of the three most recent annual reports (Form 5500 series) filed with the IRS with respect to each Pension Plan or Employee Benefit Plan for which such report is required by applicable law, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (iii) the most recent summary plan description for each Pension Plan or Employee Benefit Plan for which such a summary plan description is required by applicable Law; (iv) each trust agreement and insurance or annuity contract relating to any Pension Plan or Employee Benefit Plan; and (v) each service agreement and other administrative contract relating to any Pension Plan or Employee Benefit Plan.

                  (d) Except as described on Schedule 2.15(d), neither Bekins nor any ERISA Affiliate has ever contributed to any multi-employer pension plan subject to section 413 of the Code, or multiple welfare arrangement, as defined in section 3(40) of ERISA.

                  (e) There is no violation of ERISA, the Code or other applicable law with respect to the filing of reports, returns, and other similar documents required to be filed with any governmental agency with respect to any Pension Plan or Employee Benefit Plan. All reports, returns or similar documents required to be distributed to any Pension Plan or Employee Benefit Plan participant have been timely distributed.

                  (f) The Pension Plans and Employee Benefit Plans have been maintained and administered in accordance with their terms and with all provisions of ERISA, the Code and other applicable Law, and neither Bekins or any "party-in-interest" or "disqualified person" with respect to the Pension Plans and the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of section 4975 of the Code or section 406 of ERISA. Bekins and each ERISA Affiliate has performed all of its obligations currently required to have been performed under all Pension Plans and Employee Benefit Plans. No event has occurred that could subject Bekins, any ERISA Affiliate or any Pension Trust or Employee Benefit Trust, as applicable, to any tax liability arising under section 511 of the Code that has not been timely paid. Bekins and all ERISA Affiliates have complied with all obligations imposed by section 4980B of the Code.

                  (g) None of Bekins, any trustee, administrator or other fiduciary has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject Bekins or any fiduciary to any liability for breach of fiduciary duty under ERISA or other applicable Law. With respect to any Pension Plan and Employee Benefit Plan, Pension Trust or Employee Benefit Trust, no insurance contract, annuity contract, or other agreement or arrangement will impose a penalty, discount, sales charge, or other reduction on account of the withdrawal of assets from such organization or the change in investment or such assets.

                  (h) Except as disclosed on Schedule 2.15(h), there has been no "reportable event" as that term is defined in section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under section 404(c)(3)(C) or 4063(a) of ERISA.

                  (i) Except as  disclosed  on  Schedule  2.15(i),  neither  the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed on Schedule 2.15(i), there are no severance agreements, employment agreements, or consulting agreements between Bekins and any employee or any individual which provide for payments over a period in excess of one year or which when aggregated with all such agreements or arrangements provides for total payments in excess of $100,000. True, correct and complete copies of all such severance agreements, employment agreements and consulting agreements have been provided to Buyer.

                  (j) Except as disclosed on Schedule 2.15(j) hereto, no stock or other security issued by Bekins or any of its subsidiaries forms or has formed a part of the assets of any Pension Plan or Employee Benefit Plan within the last five years.

                  (k) Except as disclosed on Schedule 2.15(k), all contributions to, and payments from, each Pension Plan and Employee Benefit Plan that have been required to be made in accordance with the terms of such plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made; (ii) there has been no application for or waiver of the minimum funding standards of section 412 of the Code with respect to the Pension Plan; and (iii) none of the Pension Plans has an "accumulated funding deficiency" within the meaning of section 412(a) of the Code as of the end of the most recently completed plan year. As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan," as defined in section 3(35) of ERISA (hereinafter a "Defined Benefit Plan"), there was not any amount of "unfunded benefit liability." None of Seller nor Bekins is not aware of any facts or circumstances that could change the funded status of any such Defined Benefit Plan. Bekins has furnished Buyer with the most recent actuarial report or valuation with respect to each Defined Benefit Plan.

                  (l) Except as disclosed on Schedule 2.15(l), all premium payments due to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA prior to the date hereof have been timely paid.

                  (m) Except as disclosed on Schedule 2.15(m), there are no investigations by any Governmental Authority, other claims, suits or proceedings against or involving any Pension Plan or Employee Benefit Plan, and no events of default that could give rise to liability to Bekins or any ERISA Affiliate.

                  (n) Except as disclosed on Schedule 2.15(n), no employee or former employee of Bekins or any ERISA Affiliate is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than (i) death or retirement benefits under an Pension Plan; or (ii) continuation coverage pursuant to section 4980B of the Code.

                  (o) Except as disclosed on Schedule 2.15(o), Bekins has not incurred, nor, after the Closing, will Bekins or Buyer incur, any liability under Section 4980B of the Code with respect to any failure to comply by Bekins with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 and 608 of ERISA, which failure occurs with respect to any person who is or was a qualified beneficiary of an Employee (as defined in Section 4980B(g)(1) of the Code).

                  SECTION  2.16 LABOR  MATTERS.  Except as set forth on Schedule
2.16 hereto, none of Bekins' employees is represented by any labor union, association or other organization. Bekins has not received any notice from any labor union, association or other organization that it represents or intends to represent Bekins' employees. Bekins has complied with all applicable laws affecting employment and employment practices, terms and conditions of employment and wages and hours. Bekins has not received any notice of and there is no complaint alleging unfair labor practices against Bekins pending, or to the knowledge of Bekins, threatened before the National Labor Relations Board or any other charges or complaints pending, or to the knowledge of Bekins, threatened before the Equal Employment Opportunity Commission, any state or local Human Rights Commission or any other state or local agency in respect of labor or employment matters. No labor strike, material dispute, slowdown or stoppage has occurred with respect to Bekins' employees and there is no labor strike, material dispute, slowdown or stoppage pending or, to the knowledge of Bekins, threatened with respect to Bekins' employees. Schedule 2.16 hereto sets forth all pending grievances or arbitration proceedings against Bekins with respect to Bekins' operation of the Business.

                  SECTION 2.17 ENVIRONMENTAL MATTERS. (a) Bekins is not the subject of, or, to Bekins, knowledge, being threatened to be the subject of (i) any enforcement proceeding, or (ii) any investigation, brought in either case under any Federal, state or local environmental law, rule, regulation, or ordinance at any time in effect or (iii) any third party claim relating to environmental conditions on or off the properties of Bekins. Bekins has not been notified that it must obtain any permits and licenses or file documents for the operation of its business under federal, state and local laws relating to pollution protection of the environment. Bekins has not been notified of any conditions on or off the properties of Bekins which will give rise to any liabilities of Bekins under any Federal, state or local environmental law, rule, regulation or ordinance, or as the result of any claim of any third party. For the purposes of this Section 2.17, an investigation shall include, but is not limited to, any written notice received by Bekins which relates to the onsite or offsite disposal, release, discharge or spill of any waste, waste water, pollutant or contaminants.

                  (b) There are no toxic wastes or other toxic or hazardous substances or materials, pollutants or contaminants which Bekins (or, to the best of Bekins' knowledge, any previous occupant of Bekins' facilities) has used, stored or otherwise held in or on any of the facilities of Bekins, which, are present at or have migrated from the facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata, excluding such quantities of hazardous material lawfully stored and typically found in facilities of this kind. The facilities have been maintained by Bekins in compliance with all environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and regulations. Bekins has not disposed of or arranged (by contract, agreement or otherwise) for the disposal of any material or substance that was generated or used by Bekins at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any Governmental Authority for the purpose of identifying sites which pose a danger to health and safety. Except as identified on Schedule 2.17(b) hereto, to the best of the knowledge of Bekins, there have been no environmental studies, reports and analyses made or prepared in the last five years relating to the facilities of Bekins. Bekins has not installed any underground storage tanks in any of its facilities and, to the best of Bekins' knowledge, none of such facilities contain any underground storage tanks.

                  SECTION 2.18 ILLEGAL PAYMENTS. Bekins has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Bekins, which Bekins knows or has reason to believe to have been illegal under any federal, state or local laws or the laws of any other country having jurisdiction. Bekins has not participated, directly or indirectly, in any boycotts affecting any of its actual or potential customers.

                  SECTION 2.19 BUSINESS RELATIONSHIPS. Although there can be no assurance that such relationships or arrangements will continue, except as set forth on Schedule 2.19 hereto, Bekins does not have material business relationship or arrangements of any nature whatsoever which it knows or has reason to believe will not be available to Bekins, following the consummation of the transactions contemplated hereby, on substantially the same terms or conditions as they are currently available to Bekins.

                  SECTION 2.20 SUPPLIERS AND  CUSTOMERS.  Except as set forth on
Schedule 2.20 hereto, no material supplier or customer of Bekins has during the past twelve months cancelled or otherwise terminated its services or supplies to Bekins or its use or purchase of Bekins' services, or has communicated any threat to Bekins' management to do so. Except as set forth on Schedule 2.20 hereto, Bekins does not have any knowledge that any material supplier or customer intends to cancel or otherwise terminate its relationship with Bekins or the usage or purchase of the services of Bekins or that the transactions contemplated by this Agreement will result in any such termination. Notwithstanding the foregoing, Bekins has completed projects during the past 12 months for customers who may not contract with respect to future projects, if any.

                  SECTION 2.21 RESTRICTIVE DOCUMENTS OR LAWS. Except as set forth on Schedule 2.21 hereto, Bekins is not a party to or bound under any, and there is no pending, proposed or, to the best of Bekins' knowledge, threatened certificate, mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree, or any similar restriction which has, or reasonably could be expected to have, a Material Adverse Effect with respect to Bekins.

                  SECTION 2.22  PROPERTIES.

                  (a) Schedule  2.22(a)  hereto  contains a correct and complete schedule of all leases, subleases, easements, licensees and other agreements of like kind, as amended, modified or supplemented to date, (collectively, the "Leases") under which Bekins occupies or has the right to occupy any real property (the land, buildings and other improvements covered by the Leases being referred to hereinafter as the "Leased Real Property.") A representative of Buyer has had an opportunity to review true, correct and complete copies of all Leases. Each Lease is valid, binding and in full force and effect and enforceable against the parties thereto in accordance with its respective terms; all rent and other sums and charges payable by or to Bekins, as appropriate, as tenant, sublessor or sublessee thereunder are current. Except as listed on Schedule 2.22(a) hereto, no notice of default or termination under any Lease is outstanding, no termination event or condition or uncured default on the part of Bekins or, to Bekins' knowledge, on the part of the counterparty, exists under any Lease, and no event has occurred and no condition exists, and the consummation of the transactions contemplated by this Agreement will not create or result in an event or condition, which with the giving of notice or the lapse of time (or both) would constitute such a default or termination event or condition. Neither Sellers, nor Bekins, has any ownership interest in the landlord under any Lease.

                  (b) Bekins is owner of valid fee title to the real property listed on Schedule 2.22(b) hereto, which Schedule contains a complete legal description of each such parcel of real property. Except for Permitted Liens and as listed on Schedule 2.22(b) hereto, all real property and leasehold interests of Bekins are held free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever and Bekins has furnished Buyer copies of all engineering, geologic and environmental reports prepared by or for Sellers or Bekins in respect of such real property or Leased Real Property.

                  (c) Neither Sellers nor Bekins have received notice, and Bekins has no knowledge of any pending or threatened condemnation proceeding affecting any real property of Bekins or any sale or other disposition of the real property of Bekins in lieu of condemnation.

                  (d) Except as provided in the Leases, Bekins does not own or hold, and is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell or dispose of the real property of Bekins or any portion thereof or interest therein.

                  (e) Except as listed on Schedule 2.22(e) hereto, no financing statement under the Uniform Commercial Code or similar law naming Bekins as debtor has been filed in any jurisdiction in respect of any of its properties, and Bekins is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

                  (f) Schedule 2.22(f) hereto contains a complete and accurate list of all machinery, equipment, inventory, tooling, parts, furniture, supplies and other tangible personal property owned or used by Bekins valued at $5,000 or above, including, without limitation, the equipment capitalized for financial statement reporting purposes on the Financial Statements.

                  SECTION 2.23 CONTRACTS AND COMMITMENTS. Schedule 2.23 hereto lists all personal property leases, contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements, obligations and understandings, whether oral or written, to which Bekins is a party (whether or not legally bound thereby) (collectively, the "Contracts"), other than purchase and sale orders, quotations and executory commitments incurred in the ordinary course of business of Bekins that are currently in effect and are not reasonably expected to exceed $50,000. Each of the Contracts is valid and binding, in full force and effect and enforceable against Bekins and the other entities that are parties thereto in accordance with its provisions. Other than in connection with its bank borrowings, Bekins has not assigned, mortgaged, pledged, encumbered, or otherwise hypothecated any of its right, title or interest under any of the Contracts. Except as set forth on Schedule 2.23 hereto, neither Bekins, nor any other party thereto is in violation of, in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a material violation or a default of any Contract. No notice has been received by Sellers or Bekins claiming any such default by Bekins or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

                  SECTION 2.24 ACCOUNTS RECEIVABLE. All accounts receivable and notes receivable reflected in the Financial Statements and any account receivable and notes receivable arising between the date of such Financial
Statements and the Closing Date are or will be, to the extent not collected between the date hereof and the Closing Date, subsisting; arose or will arise in the ordinary and usual course of business; and except for the reserves set forth in the Financial Statements and reserves established thereafter in accordance with Bekins' prior practice, credit experience and GAAP consistently applied, are not and will not be subject to any counterclaim, set-off or defense and are not and, other than in connection with its bank borrowings and liens held by Aetna to secure bonds issued on behalf of Bekins, will not be subject to any lien, charge or encumbrance of any nature.

                  SECTION 2.25 OFFICERS,  EMPLOYEES AND  COMPENSATION.  Schedule
2.25 hereto lists and describes as of the date hereof, the base salary, fringe benefits and perquisites of any employee of Bekins (other than temporary employees) whose total current base salary exceeds or exceeded in any of the last three years $25,000 annually. Except as disclosed on Schedule 2.25 hereto, there are no other forms of compensation paid by Bekins to any such officer or employee. Except as disclosed on Schedule 2.25 hereto, the provisions for wages and salaries accrued on the Financial Statements are and will be adequate to reflect all obligations for wages and salaries and other compensation to Bekins' employees through September 30, 1997 including, without limitation, vacation pay, sick pay, and all commissions and other fees due and payable to agents, salesmen and other employees of Bekins. Except as listed on Schedule 2.25 hereto, Bekins is not obligated, directly or indirectly, to any director or shareholder of Bekins or any person related to such person by blood or marriage, except for current liability for compensation. No shareholder or director and no "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) thereof holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business that has material transactions with Bekins. Bekins does not have any agreements or understandings with any officer, employee or representative of Bekins that would influence any such person not to remain associated with Bekins or to become associated with Buyer from and after the Closing Date or from serving Bekins, Buyer or HWS in a capacity similar to the capacity currently held. Bekins has no present severance policy. Schedule
2.25 hereto sets forth any rights of employees under existing contracts with Bekins in respect of severance arrangements.

                  SECTION 2.26 BANKS; SAFE DEPOSIT BOXES. Schedule 2.26 hereto lists the names and locations of all banks at which Bekins has an account and/or safe deposit boxes, the numbers of any such accounts and the names of all persons authorized to draw thereon or to have access thereto.

                  SECTION 2.27 BOOKS OF ACCOUNT; RECORDS. The general ledgers, books of account and other records of Bekins are complete and correct, have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

                  SECTION 2.28 CREDIT TERMS. Schedule 2.28 hereto sets forth all the terms and conditions of credit greater than "net 30" given to any customer of Bekins and all discounts given by Bekins to its customers. Schedule 2.28 hereto sets forth a copy of Bekins' standard warranties and guarantees and any material departures therefrom.

                  SECTION 2.29 CLOSING DATE EFFECT. All of the representations and warranties of Bekins are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Bekins to Buyer and Acquisition Corp. on the Closing Date.

                  SECTION 2.30 COMPLETE DISCLOSURE. No representation or warranty made by Bekins in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer or Acquisition Corp. by or on behalf of Bekins pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

              ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS
              -----------------------------------------------------

                  Each Seller individually hereby represents and warrants to the Buyer and Acquisition Corp., with respect to such Seller as follows (except with respect to Section 3.8 hereof as to which the representations and warranties of Sellers are joint and several):

                  SECTION 3.1 SHARES. Each Seller owns the number of shares of Bekins Common Stock as set forth next to its name on Schedule 1 hereto, free and clear of all liens, claims or encumbrances except as set forth on Schedule 3.1 hereto. Each Seller has full right, power, legal capacity and authority to transfer and deliver the Shares pursuant to this Agreement.

                  SECTION 3.2 AUTHORITY RELATIVE TO AND VALIDITY OF THIS AGREEMENT. This Agreement, the Employment Agreements to which such Seller is a party, the Escrow Agreement and the registration rights agreement to be entered into by and among Buyer and Sellers substantially in the form of Annex F hereto (the "Registration Rights Agreement" and together with this Agreement and the Ancillary Agreements to which such Seller is a party, the "Sellers' Agreements") have been duly executed and delivered by each Seller and constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy. Neither the execution and delivery by Seller of Sellers' Agreements, nor the consummation of the transactions contemplated thereby, will violate any provision of law, any order of any court or other agency of government, or any judgment, award or decree or any indenture, agreement or other instrument to which each Seller is a party, or by which he or any of his properties or assets is bound or affected, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Seller.

                  SECTION 3.3 BROKERS. All negotiations relative to the Sellers' Agreements and the transactions contemplated hereby have been carried out by such Seller directly with Buyer and Acquisition Corp., without the intervention of any person on behalf of such Seller in such manner as to give rise to any claim by any person against Buyer, Sellers or Bekins for a finder's fee, brokerage commission, advisory fee or similar payment.

                  SECTION  3.4  SELLER'S   ADDRESSES,   ACCESS  TO  INFORMATION,
EXPERIENCE, ETC.

                  (a) The  address  set  forth  on  Schedule  1  hereto  is each
Seller's true and correct business, residence or domicile address. Each Seller has received and read and is familiar with the Sellers' Agreements. Each Seller has had an opportunity to ask questions of and receive answers from representatives of Buyer concerning the terms and conditions of this transaction. Each Seller has substantial experience in evaluating non-liquid investments such as the Payment Shares and is capable of evaluating the merits and risks of an investment in Buyer (or has consulted with a purchaser representative who has such experience).

                  (b) Each Seller acknowledges that it has had an opportunity to evaluate all information regarding Buyer as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.

                  SECTION 3.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Payment Shares to be received by each Seller pursuant to the terms hereof will be acquired for investment for each Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Sellers each have no present plan or arrangement to dispose of the Payment Shares in any manner, except pursuant to the registration statement to be filed pursuant to the Registration Rights Agreement.

                  SECTION 3.6 RESTRICTED SECURITIES. Each Seller understands and acknowledges that the Payment Shares it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Seller further acknowledges that the issuance of the Payment Shares is intended to be exempt from registration under the Securities, by virtue of
Section 4(2) of the Securities Act. In furtherance thereof, such Seller represents and warrants to Buyer and Acquisition Corp. as follows:

                  (i) Such Seller realizes that the basis for the exemption may not be present if, notwithstanding any representations and/or warranties to the contrary herein contained, such Seller has in mind merely acquiring the Payment Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise;

                  (ii) Such Seller has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in Buyer; and

                  (iii) Such Seller (together with such Seller's Seller Representative(s) (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D promulgated under the Securities Act), if any), has such knowledge and experience in financial, and business matters as to be capable of evaluating the merits and risks of an investment in the Payment Shares. If such Seller has appointed a Seller Representative, such Seller has been advised by such Seller Representative as to the merits and risks of an investment in Buyer in general and the suitability of an investment in the Payment Shares for such Seller in particular.

                  SECTION 3.7 LEGENDS. It is understood that the certificates evidencing the Payment Shares may bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO AND THEY SHALL HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE APPROPRIATE STATE SECURITIES LAWS OR (II) IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION AND QUALIFICATION UNDER THE ACT AND THE SECURITIES LAWS OF THE APPROPRIATE STATE IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                  The legend referred to above shall be removed by Buyer from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to Buyer to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, provided that Buyer has received from the holder a written representation that
(i) such holder is not an affiliate of Buyer and has not been an affiliate of Buyer during the preceding three months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two years or such shorter period as required by Rule 144(k), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

                  SECTION 3.8 TAXES. Except as set forth on Schedule 3.8 hereto:

                  (a) Bekins has duly filed all federal and state income tax returns and tax reports required to be filed by it as of the Closing Date, all such returns and reports are true, correct and complete, none of such returns and reports has been amended, and all taxes, assessments, fees and other governmental charges arising under such returns and reports have been fully paid for all periods prior to December 31, 1997 or will be timely paid;

                  (b) Schedule 3.8 hereto sets forth the dates and results of any and all audits of federal and state income tax returns of Bekins performed by federal and state taxing authorities. No waivers of any applicable statutes of limitations are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or threatened federal or state income tax audit of Bekins and no agreement with any federal, state tax authority that may affect the subsequent federal or state income tax liabilities of Bekins;

                  (c) Bekins has no liabilities for income taxes other than as shown on the Financial Statements or occurring after September 30, 1997 in the ordinary course of business and no federal or state tax authority is now asserting or threatening to assert any deficiency or assessment for additional taxes with respect to Bekins; and

                  (d) Without limiting the foregoing, (i) the books and records of Bekins include adequate provision (in accordance with GAAP) for all federal and state income taxes assessments and fees, penalties and governmental charges related and thereto that have been or may, in the future, be assessed against Bekins for all periods ending on or prior to the Closing Date (without giving effect to the termination of Bekins' status as an S corporation on the Closing Date), and (ii) Bekins is not as of the Closing Date, and will not be as of the Closing Date, liable for federal and state taxes and assessments and fees or governmental charges related thereto for which Bekins has not made adequate provision on its books and records (without giving effect to the termination of Bekins' status as an S corporation on the Closing
         Date).

                  SECTION 3.9 NEGATIVE ASSURANCE. Each Seller for itself only represents and warrants that it has no actual knowledge that any representation or warranty contained in Article II is not true and correct in any material respect.

                  SECTION 3.10 CLOSING DATE EFFECT. All of the representations and warranties of Sellers are true and correct as of the date hereof and shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made by Sellers to Buyer and Acquisition Corp. on the Closing Date.

                  SECTION 3.11 COMPLETE DISCLOSURE. No representation or warranty made by Sellers in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Buyer and Acquisition Corp. by or on behalf of Sellers in their capacity as such pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  SECTION 3.12 CAPITALIZATION. Bekins authorized capital stock consists of 2,000 shares of Bekins Common Stock of which 988.72 shares are issued and outstanding. No shares of Bekins capital stock are owned directly or indirectly by Bekins. All issued and outstanding shares of Bekins capital stock are duly authorized and issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements of any kind relating to the issuance, sale or transfer of any shares of Bekins capital stock including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments.


    ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION CORP.
    ------------------------------------------------------------------------

                  Buyer and Acquisition Corp. represent and warrant to Sellers and Bekins that:

                  SECTION 4.1 CORPORATE EXISTENCE. Each of Buyer and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Complete and correct copies of the Certificate of Incorporation of each of Buyer and Acquisition Corp. and all amendments thereto, certified by Secretary of State of the respective jurisdiction of its incorporation, the By-laws of each of Buyer and Acquisition Corp., and all amendments thereto, certified by the Secretary of each of Buyer and Acquisition Corp., as the case may be, have been heretofore delivered to Sellers.

                  SECTION 4.2 AUTHORIZATION; VALIDITY. Each of Buyer and Acquisition Corp. has all requisite corporate power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights Agreement to which it is a party, perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by each of Buyer and Acquisition Corp. with respect to the execution, delivery and performance by each of Buyer and Acquisition Corp. of this Agreement, the Escrow Agreement and the Registration Rights Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. Assuming the due execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by Sellers and Bekins (to the extent each is a party thereto), each of this Agreement, the Escrow Agreement and the Registration Rights Agreement to which it is a party, is a legal, valid and binding obligation of each of Buyer and Acquisition Corp., enforceable against each of Buyer and Acquisition Corp. in accordance with its terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws of public policy. There does not exist any circumstances that would operate to terminate, reduce, alter or impair the obligation of Buyer to issue the Make Whole Shares or that give to rise to or would give rise to a right of set-off by Buyer or any defense to the performance of Buyer's obligation to issue the Make Whole Shares in accordance with the terms of this Agreement.

                  SECTION 4.3 CAPITALIZATION. The authorized capital stock of Buyer consists of (i) 20,000,000 shares of HWS Common Stock, 11,279,239 of which were issued and outstanding at September 30, 1997 and (ii) 3,000,000 shares of preferred stock, 200,000 of which were issued and outstanding at September 30, 1997. The capital stock of Buyer is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights. The Payment Shares and the Make Whole Shares are duly authorized and when issued in accordance with the terms and conditions of this Agreement will be listed on the American Stock Exchange or Buyer's then principal trading market and will be validly issued, fully paid and nonassessable. The Payment Shares are not subject to any preemptive rights or other similar restrictions. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and owned by Buyer. The capital stock of Acquisition Corp. is duly authorized and all issued capital stock has been duly and validly issued and is fully paid and nonassessable and free of preemptive rights.

                  SECTION 4.4 LITIGATION. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Buyer, threatened against Buyer or Acquisition Corp., at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have an adverse effect on Buyer's or Acquisition Corp.'s ability to perform any of its respective obligations under this Agreement or upon the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.5 NO BREACH OF STATUTE OR CONTRACT. Neither the execution and delivery of this Agreement, the Escrow Agreement or the Registration Rights Agreement, nor the consummation by Buyer or Acquisition Corp. of the transactions contemplated hereby or thereby, nor compliance by Buyer or Acquisition Corp. with any of the provisions hereof and thereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Buyer, Acquisition Corp. or any of Buyer's material properties; breach or conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or By-laws of Buyer or Acquisition Corp.; or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Buyer or Acquisition Corp. is party or by which Buyer or Acquisition Corp. is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to any of Buyer's properties.

                  SECTION 4.6 INVESTMENT. (a) Acquisition Corp. is acquiring the Shares solely for its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act.

                  (b) Each of Buyer and Acquisition Corp. acknowledges that it has had an opportunity to evaluate all information regarding Bekins as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement. Each of Buyer and Acquisition Corp. has had an opportunity to ask questions of and receive answers from each Seller and representatives of Bekins of which it wished to inquire concerning the terms and conditions of this transaction. Each of Buyer and Acquisition Corp. has substantial experience in evaluating non-liquid investments and is capable of evaluating the merits and risks of an investment in Bekins. Each of Buyer and Acquisition Corp. acknowledges that all of the Sellers were available for questioning by Buyer or Acquisition Corp. and each of Buyer and Acquisition Corp. has received all information and documentation that it requested from Bekins and each Seller.

                  SECTION 4.7 SEC REPORTS AND FINANCIAL STATEMENTS. Buyer has filed with the Securities and Exchange Commission (the

"SEC"), and has heretofore made available to Sellers true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports has been prepared from, and are in accordance with, the books and records of Buyer, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Buyer as at the dates thereof or for the periods presented therein. Since September 30, 1997 (the end of the period covered by the last quarterly report on Form 10-Q filed by Buyer with the SEC), there has been no material adverse change in the business, financial condition and results of operations of Buyer.

                  SECTION 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the SEC Reports or as incurred in the ordinary course of business, Buyer has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, that would have a Material Adverse Effect.

                  SECTION 4.9 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Buyer in such a manner as not to give rise to any claim against Buyer, Sellers or Bekins for a finder's fee, brokerage commission, advisory fee or other similar payment.

                  SECTION 4.10 COMPLETE DISCLOSURE. No representation or warranty made by Buyer or Acquisition Corp. in this Agreement, and no exhibit, schedule, statement, certificate or other writing furnished to Bekins or Seller by or on behalf of Buyer or Acquisition Corp. pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                  SECTION 4.11 NO TRANSACTIONS. Buyer has not entered into any agreements of any kind or taken any actions to authorize, nor has it engaged in any discussions with a person or entity with respect to a change of control of the Buyer (including, without limitation, Buyer's merger or consolidation with any other person entity or the acquisition of shares of the Buyer's capital stock by any other person or entity prior to the Closing Date), and Buyer has no present intention or expectation with respect to any kind of change of control transaction what would occur before the Closing Date or 12 months thereafter. The Board of Directors of Buyer has not authorized, nor is it considering, any pending recapitalization, reclassification, spin-off, split-up, stock or extraordinary cash dividend, combination, or reverse split with respect to any class of capital stock of the Buyer.

                  SECTION 4.12 FORMATION AND AUTHORITY OF ACQUISITION CORP. Acquisition Corp. was formed solely for the purposes of the Merger and engaging in the transactions contemplated hereby. As of the date hereof and the Closing Date, all issued and outstanding shares of capital stock of Acquisition Corp. are and will be directly owned by Buyer. There are not as of the date hereof, and there will not be as of the Closing Date, any outstanding or authorized options, warrants, calls rights, commitments, or any other agreements requiring Acquisition Corp. to issue, transfer, sell, purchase, redeem, or acquire any shares of its capital stock. As of the date hereof and the Closing Date, except for the obligations or liabilities incurred in connection with its incorporation or organization in the transactions contemplated hereby, Acquisition Corp. has not or will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities, or engaged in any activities of any kind whatsoever or entered into any agreements or arrangements with any person or entity.

                  SECTION 4.13 FILINGS. Except (a) for the filing of the Certificate of Merger with the Secretary of the State of Delaware and any other appropriate documents with the relevant authorities of other states in which Acquisition Corp. or Bekins is qualified to do business, and (b) as described on
Schedule 4.13 hereto, no consent, approval, or action of, filing with, or notice to any Governmental Authority of other public or private third party is necessary or required under any of the terms, conditions, or provisions of any law or order of any Governmental Authority or any contract to which Buyer or Acquisition Corp. or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Buyer or Acquisition Corp., the performance by Buyer and Acquisition Corp. of their respective obligations hereunder, or the consummation of the transactions contemplated hereby.

                               ARTICLE V COVENANTS
                               --------- ---------

                  SECTION 5.1 COVENANT AGAINST DISCLOSURE. Sellers each agree not to (a) disclose to any person, association, firm, corporation or other entity (other than Buyer, Acquisition Corp. or those designated in writing by Buyer) in any manner, directly or indirectly, any confidential information or data relevant to Bekins, whether of a technical or commercial nature, or (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than Buyer or those designated in writing by Buyer) to use, in any manner, directly or indirectly, any such information or data, excepting only use of such data or information as is at the time generally known to the public and which did not become generally known through any breach by Sellers of any provision of this Section 5.1 and further excepting disclosure that is required pursuant to law or the order of a court of competent jurisdiction, or other legal process or authority, it being understood, however, that Sellers will provide Buyer with prompt notice of the requirement for such disclosure as soon as practical after any Seller is notified thereof and prior to its disclosure thereof so as to enable Buyer, at Buyer's sole cost and expense, to challenge the order compelling such disclosure if Buyer so desires.

                  SECTION 5.2 COVENANT AGAINST HIRING. Sellers each understand and acknowledge that in Buyer's view, it is essential to the successful operation of Bekins that Buyer retain substantially unimpaired Bekins' operating organization. Neither Sellers nor Bekins shall take any action which would induce any employee or representative of Bekins not to become or continue as an employee or representative of Buyer; PROVIDED, HOWEVER, that Sellers shall -------- ------- not be liable for the failure of any Bekins' employees to continue their employment with Buyer after the Closing Date. Without limiting the generality of the foregoing, Sellers shall not, whether directly or indirectly, through any subsidiary or affiliate, employ, whether as an employee, officer, agent, consultant or independent contractor, or enter into any partnership, joint venture or other business association with, any person (other than Wayne L. Smith II) who was at any time during the 12 months preceding the Closing Date an employee, representative or officer of Bekins, for a period of 12 months after the Closing Date.

                  SECTION 5.3 INJUNCTIVE RELIEF. Sellers each acknowledge and agree that Buyer's and Acquisition Corp.'s remedy at law for any breach of any of Sellers' obligations under Section 5.1 or 5.2 hereof would be inadequate, and agree and consent that temporary and permanent injunctive relief may be granted in a proceeding that may be brought to enforce any provision of Section 5.1 or
5.2 without the necessity of proof of actual damage.

                  SECTION 5.4 TRANSITION OF CUSTOMERS. Each Seller that has been actively involved in the Business through the date of this Agreement (other than Wayne L. Smith II) shall use reasonable commercial efforts to insure that all of Bekins present customers continue to utilize Bekins trucking, distribution and shipping services (together, the "Services"); PROVIDED, HOWEVER, that such -------- ------- Sellers shall not be liable for the failure of any of customers to continue their utilization of the Services after the Closing Date.

                  SECTION 5.5 SEVERABILITY. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by law, and the parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

                  SECTION 5.6 FURTHER ASSURANCES. On and after the Closing Date, Sellers shall prepare, execute and deliver, at Sellers' expense, such further instruments or documents, and shall take or cause to be taken such other or further action as Buyer or Acquisition Corp. shall reasonably request at any time or from time to time in order to consummate the transactions contemplated by this Agreement. On and after the Closing Date, Buyer shall prepare, execute and deliver, at Buyer's expense, such further instruments, and shall take or cause to be taken such other or further action as Sellers shall reasonably request at any time or from time to time in order to consummate the transactions contemplated by this Agreement. On or after the Closing Date, Buyer shall, upon reasonable notice, make available the books and records of Bekins to Sellers and their representative during normal business hours for the purpose of assisting Sellers in (i) preparing financial statements and tax returns, reports or forms for periods which are, in whole or in part, prior to the Closing Date, (ii) defending litigation instituted by a third party and (iii) performing their obligations under Article VIII hereof.

                  SECTION 5.7 S CORPORATION TAX RETURNS. Bekins and Sellers will elect not to apply the pro rata allocation rules to the S termination year pursuant to Section 1362(e)(3) of the Code. Accordingly, Bekins will close its books on the Closing Date. Buyer agrees to cooperate in the filing of such election as the election must be included in the C short taxable year of Bekins. Buyer also agrees to cooperate in the filing of the tax returns for the final period during which Bekins was an S corporation.

                  SECTION 5.8 ANNOUNCEMENTS. None of the parties to this Agreement shall make any public announcements prior to the Closing Date with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, except as required by law.

                  SECTION 5.9 CONSENTS. Sellers and Bekins each shall use their best efforts to take or cause to be taken all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement including, without limitation, to obtain all permits, approvals (regulatory, governmental or otherwise), authorizations and consents of all third parties and to make all filings with and give all notices to third parties which may be necessary or required in order to effectuate the transactions contemplated hereby.

                  SECTION 5.10 CERTAIN TAX DEDUCTIONS. Sellers and Bekins agree that all deductions relating to the exercise of options or warrants previously held by Sellers to acquire shares of Bekins Common Stock, which options or warrants have been exercised in connection with the transactions contemplated by this Agreement, shall be for the benefit of the Surviving Corporation subsequent to the Effective Time; provided that Sellers shall not incur any liability to Buyer under this Section 5.10 if the Internal Revenue Service (the "IRS") determines that any part of such benefit is to be allocated to Sellers; and provided further that Sellers shall take no action to cause the IRS to require such an allocation.


                          ARTICLE VI CLOSING DOCUMENTS
                          ---------- -----------------

                  SECTION 6.1 DELIVERIES BY SELLERS. On or prior to the Closing Date, Sellers shall deliver to Buyer and Acquisition Corp., duly and properly executed, the following:

                  (a) A certificate or certificates representing the Shares duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank, with all necessary documentary stamps evidencing the payment of all applicable transfer taxes.

                  (b) Resignation letters, effective immediately, executed by each incumbent director and officer of Bekins designated by Buyer.

                  (c) Resolutions of the Board of Directors of Bekins authorizing the execution and delivery of this Agreement and the Employment Agreements by Bekins and the performance of its respective obligations hereunder and thereunder, certified by the Secretary of Bekins.

                  (d) A certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the good standing of Bekins in such jurisdictions, along with telephonic or facsimile confirmation of such good standing on the Closing
         Date.

                  (e) A certificate of the Secretary of State of each state listed on Schedule 2.1, dated as of a recent date as to the good standing of Bekins in each such state, along with telephonic or facsimile confirmation of such good standing on the Closing Date.

                  (f) The legal opinion of counsel to Sellers and Bekins in the form attached hereto as Exhibit C hereto.

                  (g) A Certificate of the President and Secretary of Bekins in accordance with Section 7.1(d) hereof.

                  (h) A Certificate of Sellers in accordance with Section 7.1(d) hereof .

                  (i)      The Employment Agreement of Stanley A. Eisen.

                  (j)      The Employment Agreement of Daniel A. Field.

                  (k)      The Employment Agreement of Daniel P. Kelly.

                  (l)      The Employment Agreement of Russell J. Sainz.

                  (m)      The Registration Rights Agreement.

                  (n)      The Escrow Agreement.

                  (o) Such other separate instruments or documents that Buyer may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                  SECTION 6.2 DELIVERIES BY BUYER AND ACQUISITION CORP.. On or prior to the Closing Date, Buyer and Acquisition Corp. shall deliver to Sellers all duly and properly executed, the following:

                  (a) Resolutions of the Board of Directors of each of Buyer and Acquisition Corp. authorizing the execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement to which it is a party by each of Buyer and Acquisition Corp. and the performance of its obligations hereunder and thereunder, certified by the Secretary of each of Buyer and Acquisition Corp., as the case may be.

                  (b) A certificate of the Secretary of State of the State of New York dated as of a recent date as to the good standing of Buyer in the State of New York and a certificate of the Secretary of State of the State of Delaware as of a recent date as to the good standing of Acquisition Corp. in the State of Delaware.

                  (c) The legal opinion of counsel to each of Buyer and Acquisition Corp. in the form attached hereto as Exhibit D hereto.

                  (d) A certificate of the President and Secretary of Buyer and Acquisition Corp. in accordance with Section 7.2(d).

                  (e)      The Registration Rights Agreement.

                  (f)      The Escrow Agreement.

                  (g) The Payment Shares to be delivered at Closing to Sellers.

                  (h)      Payment to National  Automobile & Casualty  Insurance
        Co.

                  (i) Such other separate instruments or documents that Sellers may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

                ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS.
                ------------------------------------------------

                  SECTION 7.1 CONDITIONS TO OBLIGATIONS OF BUYER AND ACQUISITION CORP. Each and every obligation of each of Buyer and Acquisition Corp. to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Buyer and Acquisition Corp.):

                  (a) REPRESENTATIONS AND WARRANTIES. Sellers' and Bekins representations and warranties set forth in Articles II and III of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of the Closing Date. No representation or warranty of Sellers contained in Article III hereof shall be deemed untrue or incorrect for the purposes of this Section 7.1(a), as a consequence of the existence of any fact, circumstance or event, unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any Section of Article III has or would have a Material Adverse Effect with respect to Bekins or the Business taken as a whole, provided, however, that as used above "Material Adverse Effect" shall exclude (i) any change or effect due to general economic or industry wide conditions, (ii) any continuation of an adverse trend disclosed to Buyer, Acquisition Corp. or any affiliate of Buyer on or prior to the date hereof and (iii) any condition described in the Schedules to this Agreement.

                  (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Sellers and Bekins shall have been fully performed and complied with on or prior to the Closing Date including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 6.2.

                  (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Acquisition Corp., Sellers or Bekins, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) CERTIFICATES. Each of Bekins and each Seller shall have delivered to Buyer and Acquisition Corp. its certificate, dated the Closing Date, executed by Bekins' President and Secretary, and each Seller, respectively, to the effect that (i) the conditions set forth in subsections (a) and (b) and, to the best knowledge of such officers and Sellers, respectively, (c), of this Section 7.1 have been satisfied and (ii) the Certificate of Incorporation and By-laws of Bekins shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and Acquisition Corp. and remain in full force and effect.

                  (e) OPERATION OF THE BUSINESS. The operation of Bekins in the ordinary course shall have continued without material adverse change, as determined by Buyer in its sole discretion.

                  (f) RIGHTS TO ACQUIRE CAPITAL STOCK. There shall not exist any rights to acquire capital stock of Bekins other than the rights of Buyer and Acquisition Corp. arising under this Agreement.

                  SECTION 7.2 CONDITIONS TO OBLIGATIONS OF SELLERS AND BEKINS.

                  Each and every obligation of Sellers and Bekins to be performed on the Closing Date shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Sellers and Bekins):

                  (a) REPRESENTATIONS AND WARRANTIES. Buyer's and Acquisition Corp.'s representations and warranties set forth in Article III of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of the Closing Date.

                  (b) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Buyer and Acquisition Corp. shall have been fully performed and complied with on or prior to the Closing Date including the delivery and the fully executed instruments and documents in accordance with Section 6.3.

                  (c) NO ADVERSE PROCEEDING. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Buyer, Acquisition Corp., Sellers or Bekins, for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) CERTIFICATE. Buyer and Acquisition Corp. shall have delivered to Sellers a certificate, dated the Closing Date, executed by each of Buyer's and Acquisition Corp.'s President and Secretary to the effect that (i) the conditions set forth in subsections (a) and (b) and, to the best knowledge of such officers, (c), of this Section 7.2 have been satisfied and (ii) the Certificate of Incorporation and By-laws of each of Buyer and Acquisition Corp. shall have not been amended since the date upon which certified copies of each had been delivered to Sellers and remain in full force and effect.


                          ARTICLE VIII INDEMNIFICATION
                          ----------------------------

                  SECTION  8.1  SURVIVAL  OF  REPRESENTATIONS,   WARRANTIES  AND
                                AGREEMENTS.

                  Subject to the limitations set forth in this Article VIII and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Buyer, Acquisition Corp. or Sellers, all representations, warranties, covenants and agreements of Buyer and Acquisition Corp. or Sellers in this Agreement and in the Additional Documents (as hereinafter defined) shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by Buyer and Acquisition Corp. or Sellers on and as of the Closing Date. All statements contained in any Additional Document shall be deemed representations and warranties of Buyer and Acquisition Corp. or Sellers, as the case may be, set forth in this Agreement within the meaning of this Article. From and after the Closing, none of the parties hereto shall be liable or responsible in any manner whatsoever to any other party, whether for indemnification or otherwise, except for indemnity as expressly provided in this
Article VIII, which
provides the exclusive remedy and cause of action of the parties hereto with respect to any matter arising out of or in connection with this Agreement or any Schedule hereto, or any opinion or certificate delivered in connection herewith, provided that the foregoing shall not restrict Buyer's right to (i) seek equitable relief as provided in Section 5.3 hereof or (ii) assert a cause of action against a Seller under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, if such Seller, with actual knowledge and the intent to defraud Buyer, has (a) made an untrue statement of material fact to Buyer or (b) omitted to state a material fact to Buyer, in either case in connection with such Seller's sale of its Shares to Buyer. After the Closing, Buyer shall not be entitled to a rescission of the transactions contemplated by this Agreement, including, without limitation, Buyer's purchase of the Shares from the Sellers.

                  SECTION 8.2  INDEMNIFICATION.

                  (a) Subject to the limitations set forth in this Article VIII, each Seller shall severally (and not jointly and severally) indemnify and hold harmless Buyer and Acquisition Corp. from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by Buyer or Acquisition Corp., directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Buyer or Acquisition Corp. as the Indemnified Party (as defined below)):

                           (i)  Any  inaccuracy  in or  breach  of  any  of  the
                  representations, warranties or agreements made in this Agreement by Sellers or the non-performance of any covenant or obligation to be performed by Sellers; or

                           (ii) Any  misrepresentation  in or any omission  from
                  any certificate, schedule, exhibit or other material document (collectively, the "Additional Documents") furnished or to be furnished by or on behalf of Sellers in their capacity as such under this Agreement.

                  (b) Subject to the limitations set forth in this Article VIII, Buyer shall indemnify and hold harmless Sellers from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by Sellers, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of Sellers as the Indemnified Party):

                           (i) Any inaccuracy in or breach of any of the representations, warranties or agreements made by Buyer and Acquisition Corp. in this Agreement or the non-performance of any covenant or obligation to be performed by Buyer; or

                           (ii) Any misrepresentation in or any omission from any Additional Document furnished or to be furnished by or on behalf of Buyer or Acquisition Corp.

                  (c) Without duplication of Damages,  Buyer,  Acquisition Corp.
         or Sellers, as the case may be, shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsections (a) and (b) of this Section 8.2 if the same shall be suffered by any parent, subsidiary or affiliate of Buyer, Acquisition Corp. or Sellers, respectively.

                  SECTION  8.3   LIMITATIONS  ON   INDEMNIFICATION.   Rights  to
indemnification hereunder are subject to the following limitations:

                  (a) Neither Buyer and Acquisition Corp. nor Sellers shall be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one Indemnifiable Claim is asserted, with respect to all Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims on behalf of Sellers on the one hand, and Buyer and Acquisition Corp. on the other hand, exceeds $105,000, in which event the Indemnified Party shall be entitled to be indemnified for the full amount of all Indemnifiable Claims arising hereunder. The $105,000 limitation referred to above shall not apply to Sellers' representations or agreements set forth in Sections 3.1, 3.8, 3.12 and 5.10 hereof or Buyer's representations set forth in Section 4.3 hereof.

                  (b) The obligation of indemnity of each Seller provided herein with respect to the representations set forth in Sections 3.2 through
         3.7 and 3.9 through 3.11, shall be limited to 10% of the value of the Payment Shares received by such Seller pursuant to this Agreement and such indemnification obligations may be satisfied by delivery of cash or Payment Shares to Buyer. For purposes of this Section 8.3(b), the Payment Shares shall be valued using the Closing Date Average Price.


168658.11
                                                       -42-

                  (c) The obligation of indemnity provided herein with respect to the representations and warranties set forth in Section 3.8 of this Agreement shall terminate on:

                           (i) the expiration of the periods of limitations  and
                  any extensions thereof applicable to assessment and collection of federal income taxes under the Code with respect to the representations as to the absence of unpaid or undisclosed federal income taxes (including any interest, penalties or expenses) of Sellers; and

                           (ii) the expiration of the periods of limitations and
                  any extensions thereof applicable to assessment and collection of state taxes, with respect to the representations as to the absence of unpaid or undisclosed state income taxes (including any interest, penalties or expenses) of Sellers.

                  (d) The obligation of indemnity provided herein resulting from the assertion of liability with respect to the representations and warranties set forth in Articles III and IV (except Section 3.8 which shall survive all applicable statutes of limitations and Sections 3.12 and 4.3 which shall survive without limitation) shall terminate 18 months after the Closing Date.

                  (e) The obligation of indemnity provided herein resulting from the assertion of liability with respect to Section 5.10 hereof shall survive without limitation.

                  (f) If, prior to the termination of any obligation to indemnify as provided for herein, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnified Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                  Section 8.4 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD-PARTY CLAIMS.

                  The Indemnified Party will give the Indemnifying Party prompt written notice of any third party claim, demand, assessment, suit or proceeding to which the indemnity set forth in Section 8.2 applies, which notice to be effective must describe said claim in reasonable detail (the "Indemnification Notice"). Notwithstanding the foregoing, the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and the rights of the Indemnified Party to be indemnified hereunder in respect of any third party claim shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right to control the defense or settlement of any such action subject to the provisions set forth below, but the Indemnified Party may, at its election, participate in the defense of any action or proceeding at its sole cost and expense. Should the Indemnifying Party fail to defend any such action (except for failure resulting from the Indemnified Party's failure to timely give the Indemnification Notice), then, in addition to any other remedy, the Indemnified Party may settle or defend such action or proceeding through counsel of its own choosing and may recover from the Indemnifying Party the amount of such settlement, demand, or any judgment or decree and all of its costs and expenses, including reasonable fees and disbursements of counsel. The Indemnified Party will not compromise or settle any claim without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, if such approval is unreasonably withheld, the liability of the Indemnified Party will be limited to the total sum represented in the amount of the proposed compromise or settlement and the amount of the Indemnified Party's reasonable counsel fees incurred in defending such claim, as permitted by the preceding sentence, accrued at the time said approval is unreasonably withheld. Notwithstanding the preceding sentence, the foregoing limitation on the liability of the Indemnified Party shall only be applicable if (i) a complete release of the Indemnifying Party is contemplated to be part of the proposed compromise or settlement of such third party claim and (ii) the Indemnifying Party withholds its consent to such compromise or settlement.

                  SECTION 8.5 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD-PARTY CLAIMS.

                  In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give prompt written notice to the Indemnifying Party specifying the nature and amount of the claim asserted (the "Non-Third Party Claim Indemnification Notice"). If the Indemnifying Party, within 30 days (or such greater time as may be necessary for the Indemnifying Party to investigate such Indemnifiable Claim not to exceed 60 days), after receiving the Non-Third Party Claim Indemnification Notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing their intent to contest such assertion of the Indemnified Party (the "Contest Notice"), such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate fully with the Indemnifying Party in respect of such Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of a claim by giving a Contest Notice to the Indemnified Party within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice, the contested assertion of a claim shall be referred to arbitration in accordance with Section
10.12 hereof.


                       ARTICLE IX MISCELLANEOUS PROVISIONS
                       ---------- ------------------------

                  SECTION 9.1 NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or three business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

         If to Sellers:               At their addresses set
         -------------                forth on Schedule 1


         with a copy to:              Husch & Eppenberger
                                      100 N. Broadway, Suite 1300
                                      St. Louis, Missouri 63102
                                      Attn: James V. Stepleton, Esq.

         If to Buyer or               Hospitality Worldwide Services, Inc.
         Acquisition Corp.:           450 Park Avenue, Suite 2603
         -----------------            New York, New York 10022
                                      Attention: Mr. Howard G. Anders

         with a copy to:              Olshan Grundman Frome & Rosenzweig LLP
                                      505 Park Avenue
                                      New York, New York 10022
                                      Attention: Robert H. Friedman, Esq.

                  SECTION 9.2 ENTIRE AGREEMENT. This Agreement, the Additional Documents and the documents referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                  SECTION 9.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer,

Acquisition Corp., Sellers and Bekins and their respective successors and permitted assigns, beneficiaries or personal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties except that Buyer shall have the right to assign its rights but not its obligations hereunder to any affiliate of Buyer. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                  SECTION 9.4 CAPTIONS. The Article and Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                  SECTION 9.5 EXPENSES OF TRANSACTION. Bekins shall pay all reasonable costs and expenses incurred by it and Sellers in connection with this Agreement and the transactions contemplated hereby, which payment or accrual of expenses shall be reflected on the Closing Date Balance Sheet. Buyer shall pay all costs and expenses incurred by it and Acquisition Corp. in connection with this Agreement and the transactions contemplated hereby.

                  SECTION 9.6 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by each of the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed to in writing, no waiver by that party of any condition of this Agreement or breach by any other party of any of its obligations, representations or warranties hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation or warranty by such other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by such other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

                  SECTION 9.7 NO THIRD PARTY  BENEFICIARIES.  Subject to Section
9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                  SECTION 9.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile signatures may be delivered; provided that original signatures follow by mail or courier.

                  SECTION 9.9 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                  SECTION 9.10 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

                  SECTION 9.11 ARBITRATION. Any dispute or controversy arising out of Section 1.8 of this Agreement that cannot be settled through negotiation shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA"), to be held in St. Louis, Missouri before a single arbitrator and to commence within thirty (30) days of the appointment of the arbitrator by the AAA. The determination of such arbitrator shall be set forth in a written opinion and shall be final and binding and may be entered in the United States District Court for the Southern District of New York or the Eastern District of Missouri or the State Courts located in New York or Missouri. Each Bekins and Sellers shall pay (i) one half of the fees and expenses of such arbitrator and (ii) the expenses incurred by such party in connection with such arbitration.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                     BUYER:

                                     HOSPITALITY WORLDWIDE SERVICES, INC.



                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                     HWS ACQUISITION CORP.



                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                     BEKINS DISTRIBUTION SERVICES CO., INC.



                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     SELLERS:



                                     --------------------------------------
                                     Barney A. Ebsworth



                                     --------------------------------------
                                     Michael J. Scannell



                                     --------------------------------------
                                     Wayne L. Smith, II



                                     --------------------------------------
                                     Daniel P. Kelly

                                     --------------------------------------
                                     Stanley A. Eisen



                                     --------------------------------------
                                     Daniel A. Field



                                     --------------------------------------
                                     Russell J. Sainz



                                     --------------------------------------
                                     Christiane Ebsworth



                                     --------------------------------------
                                     S.N. Roseberry



                                     --------------------------------------
                                     Steve C. DeValliere



                                     --------------------------------------
                                     Irving L. Watson



                                     --------------------------------------
                                     Robert Hannigan


                                     National Automobile and
                                     Casualty Insurance Co.

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                     Fair Oaks Investment LLC

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

         Olshan Grundman Frome & Rosenzweig LLP agrees to furnish a copy of any omitted schedule to this Agreement to the Securities & Exchange Commission upon request.

                               INDEX TO SCHEDULES
                               ------------------


Schedule
--------

2.1               List of  Jurisdictions  in Which  Bekins  is  Qualified  to Do
                  Business
2.2               Authorization; Validity
2.3               Breach of Statute or Contract
2.4               Subsidiaries
2.6               Financial Statements
2.7               Changes or Events Events
2.8               Material Adverse Events
2.9               Taxes
2.10              Proprietary Rights
2.11              Insurance
2.12              Litigation
2.13(b)           Permits
2.15              Employee Benefit Plans
2.15(a)           Pension Plan Amendments
2.15(b)           Employee Welfare Benefit Plan
2.15(d)           Multi-employer Benefit Plans
2.15(h)           Reportable Events
2.15(i)           Payments
2.15(j)           Stock Comprising Assets of Pension Plans
2.15(k)           Timeliness of Contributions
2.15(l)           Premium Payments
2.15(m)           Governmental Investigations
2.15(n)           Entitlements
2.15(o)           Liabilities
2.16              Labor Matters
2.17(b)           Environmental Studies
2.19              Business Relationships
2.20              Suppliers and Customers
2.21              Restrictive Documents or Laws
2.22(a)           Leases
2.22(b)           Real Property
2.22(e)           Financing Statements
2.22(f)           Personal Property
2.23              Contracts
2.25              Officers, Employees and Compensation
2.26              Banks; Safe Deposit Boxes
2.28              Credit Terms
3.1               Liens and Encumberances on Sellers Shares
3.8               Taxes
4.13              Filings